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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in the following registration statements of our report dated January 10, 2003 included in Visual Data Corporation's Form 10-KSB for the year ended September 30, 2002.

         * Registration statement on Form S-3, SEC file number 333-92064, as declared effective by the Securities and Exchange Commission on August 21, 2002,

         * Registration statement on Form S-3, SEC file number 333-89042, as declared effective by the Securities and Exchange Commission on June 7, 2002,

         * Registration statement on Form S-3, SEC file number 333-71308, as declared effective by the Securities and Exchange Commission on November 14, 2001,

         * Registration statement on Form S-3, SEC file number 333-63792, as declared effective by the Securities and Exchange Commission on July 2, 2001,

         * Registration statement on Form S-8, SEC file number 333-63822, as filed with the Securities and Exchange Commission on June 25, 2001,

         * Registration statement on Form S-8, SEC file number 333-64588, as filed with the Securities and Exchange Commission on July 3, 2001 and

         * Registration statement on Form S-3, SEC file number 333-18819, as filed with the Securities and Exchange Commission on July 30, 2002.


GOLDSTEIN LEWIN & CO.


Boca Raton, Florida,
January 10, 2003